                                                                    Exhibit 10.1

                                   HORACE MANN

                              SUPPLEMENTAL EMPLOYEE

                                 RETIREMENT PLAN

                                     (SERP)


                                2002 RESTATEMENT

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----
ARTICLE I. - GENERAL ....................................................   1
   1.1    Establishment .................................................   1
   1.2    Purpose .......................................................   1
   1.3    Application of Plan ...........................................   1
   1.4    Sponsorship ...................................................   1

ARTICLE II. - DEFINITIONS ...............................................   1
   2.1    "Committee" ...................................................   1
   2.2    "Company" .....................................................   2
   2.3    "Compensation" ................................................   2
   2.4    "Eligible Employee" ...........................................   2
   2.5    "Employer" or "HMSC " .........................................   2
   2.6    "ERISA" .......................................................   2
   2.7    "Final Average Earnings" ......................................   2
   2.8    "HMPP" ........................................................   2
   2.9    "Hour of Service" .............................................   2
   2.10   "Internal Revenue Code" or "Code" .............................   2
   2.11   "Joint and 50% Survivor Annuity" ..............................   2
   2.12   "Joint and Survivor Annuity" ..................................   2
   2.13   "MPPP" ........................................................   2
   2.14   "Normal Form of Payment" ......................................   2
   2.15   "Participant" .................................................   2
   2.16   "Payment Date" ................................................   3
   2.17   "Plan" ........................................................   3
   2.18   "Plan Year" ...................................................   3
   2.19   "Predecessor Employer" ........................................   3
   2.20   "Primary Social Security Benefit" .............................   3
   2.21   "QDRO" ........................................................   3
   2.22   "Spouse" ......................................................   3
   2.23   "Termination of Employment" ...................................   3
   2.24   "Years of Credited Service " or "Credited Service " ...........   3
   2.25   "Years of Eligible Service " or "Eligible Service " ...........   3

ARTICLE III. - PARTICIPATION ............................................   3
   3.1    Becoming a Participant ........................................   3
   3.2    Reemployment ..................................................   3
   3.3    Ceasing to be a Participant ...................................   4

ARTICLE IV. - ELIGIBILITY FOR AND AMOUNT OF RETIREMENT BENEFITS .........   4
   4.1    Eligibility ...................................................   4
   4.2    Vesting .......................................................   5
   4.3    Retirement Benefit Calculation ................................   5
   4.4    Commencement of Retirement Benefits ...........................   6

ARTICLE V. - DEATH BENEFITS ..............................................    6
   5.1    Entitlement to Death Benefits. .................................    6
   5.2    Claiming Death Benefits ........................................    6

ARTICLE VI. - FORM AND COMMENCEMENT OF RETIREMENT BENEFITS ...............    7
   6.1    Form and Commencement ..........................................    7
   6.2    Participant Elections ..........................................    7
   6.3    Hardship .......................................................    7
   6.4    Facility of Payment ............................................    8
   6.5    Effect of Return of Benefit Checks .............................    8
   6.6    Small Pensions .................................................    8

ARTICLE VII. - PLAN FINANCING ............................................    8
   7.1    Funding ........................................................    8
   7.2    Employer Contributions .........................................    9
   7.3    Benefits Payable Only From Corporate Assets ....................    9

ARTICLE VIII. - ADMINISTRATION ...........................................    9
   8.1    Pension Committee ..............................................    9
   8.2    Plan Administrator .............................................    9
   8.3    Liability ......................................................    9
   8.4    Claims Procedure ...............................................    9

ARTICLE IX. - AMENDMENT AND TERMINATION ..................................   10
   9.1    Amendment or Termination .......................................   10
   9.2    Change of Control ..............................................   10
   9.3    Corporate Successors ...........................................   11

ARTICLE X. - MISCELLANEOUS PROVISIONS ....................................   11
   10.1   Maximum Pensions ...............................................   11
   10.2   Nonalienation of Benefits ......................................   11
   10.3   No Contract of Employment ......................................   12
   10.4   Termination of Employment ......................................   12
   10.5   No Duplication of Benefits .....................................   12
   10.6   Limitations on Liability and Indemnification ...................   12
   10.7   Tax Implications ...............................................   12
   10.8   Reduction for Overpayment ......................................   12
   10.9   No Trust Relationship ..........................................   12
   10.10  Gender and Number ..............................................   13
   10.11  Invalidity of Certain Provisions ...............................   13
   10.12  Headings .......................................................   13
   10.13  Law Governing ..................................................   13

                              ARTICLE I. - GENERAL

1.1 Establishment. Effective January 1, 1992, Horace Mann Educators Corporation and Horace Mann Service Corporation (collectively referred to as the "Company") established an unfunded, deferred compensation plan on behalf of certain designated management or highly compensated employees of the Company or any subsidiary of the Company which has adopted the Horace Mann Pension Plan ("HMPP"). This document defines the provisions of such plan and shall be known as the "Horace Mann Supplemental Employee Retirement Plan" (the "Plan" or "SERP").

     Effective February 12, 1997, the Plan was amended and restated to include the same vesting provisions as contained in the HMPP.

     The Plan was amended effective March 31, 2002, to provide that no Participant will earn or accrue benefits under the Plan after March 31, 2002.

     This amendment and restatement of the Plan is effective March 31, 2002.

1.2 Purpose. The Company maintains the HMPP which is intended to meet the requirements of a "qualified" retirement plan under Section 401(a) of the Internal Revenue Code of 1986, as amended ("Code"). The HMPP was amended effective January 1, 1992, to contain a new benefit formula designed to comply with the requirements for a qualified retirement plan as a result of the Tax Reform Act of 1986 and other legislative and regulatory developments. As of December 31, 1991, the HMPP's original primary offset formula was frozen. This Plan was established to replace benefits lost under the HMPP due to diminution of benefit accruals for the Eligible Employees. This Plan is intended to be an unfunded, deferred compensation plan for this select group of management or highly compensated employees, as described in Sections 201(2), 301(a)(3), and 401(a)(1) of the Employee Retirement Income Security Act of 1974 ("ERISA"). The purpose of the 2002 amendment and restatement is to effect the amendment to the Plan freezing benefit accruals effective as of March 31, 2002.

1.3 Application of Plan. The terms of this Plan are applicable only to the Eligible Employees who were in the active employ of the Company before August 29, 1989 and after January 1, 1992.

1.4  Sponsorship. Horace Mann Service Corporation maintains and sponsors the
     Plan.

                           ARTICLE II. - DEFINITIONS

     The following terms, whenever used in the following capitalized form, shall have the meaning set forth below unless the context clearly indicates otherwise:

2.1 "Committee" means the Committee appointed pursuant to the terms of the HMPP, with the responsibility and authority described therein.

2.2 "Company" means Horace Mann Educators Corporation and Horace Mann Service Corporation and any successors thereto.

2.3 "Compensation" means the Compensation recognized for a Participant under the HMPP at the same point in time. The Compensation of a Participant earned after March 31, 2002, shall not be taken into account for any purpose under the Plan.

2.4 "Eligible Employee" means those designated management or highly compensated Employees in the Appendix, but only for the period prior to their Termination of Employment.

2.5   "Employer" or "HMSC" means Horace Mann Service Corporation.

2.6 "ERISA" means the Employee Retirement Income Security Act of 1974, as from time to time amended.

2.7 "Final Average Earnings" means the Final Average Earnings recognized for a Participant under the HMPP at the same point in time. In determining a Participant's Final Average Earnings, the Compensation and service of a Participant after March 31, 2002 shall not be taken into account.

2.8 "HMPP" means the Horace Mann Pension Plan, as amended by the 2002 restatement thereof and as further amended from time to time.

2.9 "Hour of Service" means each hour which an Eligible Employee is directly or indirectly paid or entitled to payment by the Employer for the performance of duties. Hour of Service shall not include any hour after March 31, 2002.

2.10 "Internal Revenue Code" or "Code" means the Internal Revenue Code of 1986, as amended, and any subsequent Internal Revenue Code. If there is a subsequent Internal Revenue Code, any references herein to Internal Revenue Code sections shall be deemed to refer to comparable sections of any subsequent Internal Revenue Code.

2.11 "Joint and 50% Survivor Annuity" means a reduced monthly benefit payable as defined in the HMPP.

2.12 "Joint and Survivor Annuity" means a reduced Retirement Benefit payable as defined in the HMPP.

2.13 "MPPP" means the Horace Mann Money Purchase Pension Plan, as amended by the 2002 restatement thereof and as further amended from time to time.

2.14  "Normal Form of Payment" has the same meaning as defined in the HMPP.

2.15 "Participant" means an Eligible Employee or former Eligible Employee who has an Accrued Benefit under the Plan.

2.16 "Payment Date" means the relevant date for determining when the retirement benefits or death benefits shall be paid and the form of payment and shall be the first day of the month next following a Participant's Termination of Employment.

2.17 "Plan" means the Plan as herein set forth, or as may be amended hereafter from time to time.

2.18 "Plan Year" means each twelve-consecutive month period beginning January 1, 1992.

2.19 "Predecessor Employer" means CIGNA Corporation and each other company for whom employment would earn "eligible service" under the Prior Plan as defined in the HMPP.

2.20 "Primary Social Security Benefit" means the estimated monthly primary insurance amount as defined in Appendix I to the HMPP.

2.21 "QDRO" means a domestic relations order which the Committee has determined to be a qualified domestic relations order within the meaning of Section 414(p) of the Code.

2.22  "Spouse" means a person who is the Participant's Spouse under the HMPP.

2.23 "Termination of Employment" occurs when a person ceases to be employed by HMSC.

2.24 "Years of Credited Service" or "Credited Service" means only those periods of service as defined in the HMPP for purposes of benefit calculation. Any service beyond 30 years will not be included in the benefit calculation. A Participant will earn no Credited Service under this Plan after March 31, 2002.

2.25 "Years of Eligible Service" or "Eligible Service" means the number of full and fractional Years of Eligible Service recognized for a Participant as defined under the HMPP.

                          ARTICLE III. - PARTICIPATION

3.1 Becoming a Participant. Each Eligible Employee shall initially become a Participant on January 1, 1992.

3.2   Reemployment.

      (a) Following Retirement. If a Participant retires from the Company, and subsequently is re-employed as a full time, part time or temporary employee who works more than 10 days per month, the Participant's periodic SERP benefit will cease until he re-retires. Upon his subsequent retirement, his prior and additional service and earnings, plus any additional credit earned under the qualified plan(s), but not any additional service and earnings or any additional credit earned with respect to periods after March 31, 2002, will be included in the recalculation of the Participant's SERP benefit.

          In the event the Participant retires and is re-employed and works less than 10 days a month, the Participant's periodic SERP payment will continue.

     (b) Following Termination of Employment for reason(s) other than Retirement. If an Eligible Employee's Termination of Employment is for reason(s) other than Early or Normal Retirement, then upon re-employment on or prior to March 31, 2002, any prior service will be credited as it is credited under the HMPP. However, to the extent that the Participant received a Lump Sum distribution under the SERP, as defined in the HMPP, the Participant will not receive credit under this Plan for that prior service.

3.3 Ceasing to be a Participant. A person will cease to be a Participant with respect to his Accrued Benefit earned prior to his Termination of
     Employment:

     (a) if he becomes a Participant in the Executive Supplemental Employee Retirement Plan (ESERP) then all benefits under this Plan will be forfeited;

     (b)  if he loses all of his Years of Credited Service under the HMPP; or

     (c)  if he dies.

        ARTICLE IV. - ELIGIBILITY FOR AND AMOUNT OF RETIREMENT BENEFITS

4.1 Eligibility. Benefits are payable under the SERP only if the Participant separates from service from the Company and would be considered to be vested under the HMPP. That eligibility would include early, normal, and postponed retirement. As defined in the HMPP:

     (a) For employees who separate from service and are immediately eligible for retirement benefits:

          (i) Normal Retirement Date is the first day of the month coincident with or next following the month in which the Participant is at least 65 years and has at least 5 years of service;

          (ii) Early Retirement Date is the first day of the month coincident with or following the month in which the Participant is at least 55 years and has at least 10 years of service. Benefits will be reduced according to the Early Retirement Adjustment Factor Table as contained in the HMPP; or

          (iii) Postponed Retirement Date is the first day of the month coincident with or next following the Participant's termination of employment with the Company after his Normal Retirement Date, and until March 31, 2002, the Participant will continue to accrue service under this Plan (up to 30 years) and eligible compensation.

     (b) For employees who separate from service, who are vested but not yet eligible for retirement benefits:

          (i) Normal vested benefits are payable as of the first day of the month coincident with or next following the Participant's 65th birthday and the Participant has at least 5 years of service and are calculated in the same manner as provided in the HMPP at the time of the Participant's separation from service; or

          (ii) Early vested benefits are payable as of the first day of the month coincident with or following the month in which the Participant is at least 55 years and has at least 10 years of service. Benefits are calculated in the same manner as provided in the HMPP at the time of the Participant's separation from service and will be reduced according to the Deferred Vested Retirement Adjustment Factor Table as contained in the HMPP.

4.2 Vesting. The SERP benefits are subject to the same vesting provisions as described in the HMPP.

4.3 Retirement Benefit Calculation. The purpose of the SERP is to provide in conjunction with benefits payable from the HMPP and the MPPP, a retirement income equal to the benefit provided under the pre-January 1, 1992 HMPP as stated in the "guaranteed benefit" at age 65 years subject to the ceasing of benefit accruals hereunder on March 31, 2002.

     (a) A Participant who attains his Normal Retirement Date as an Eligible Employee shall have a retirement benefit equal to his Accrued Benefit, defined in the same manner as the Accrued Benefit in the HMPP. The SERP base benefit formula is:

          *an average of the Participant's highest 36 consecutive months of
           Compensation;
          *times 2%;
          *times Years of Credited Service under the HMPP (up to 30 years); *minus 50% of the Primary Social Security Benefit;
          *equals the Participant's lifetime only benefit at age 65 years.

     (b) To determine what benefit, if any, is due under the SERP, the following calculation would be performed.

          *SERP lifetime only base benefit;
          *minus the lifetime only benefit payable from the HMPP;
          *minus the lifetime only benefit payable from the MPPP, as defined in the HMPP and as determined as of the Valuation Date specified in the HMPP which shall be no later than March 31, 2002;
          *equals the lifetime only benefit payable from the SERP.

          If the combined payable benefits from the HMPP and the MPPP are greater than the SERP, then no benefits are payable from the SERP. This would apply to any other forms of benefits payable (such as, early retirement or surviving spouse options). In addition, the SERP will not pay supplemental benefits due to IRC statutory limitations.

4.4 Commencement of Retirement Benefits. All Retirement Benefits will be paid as of the appropriate Payment Date. In the event payment of a Retirement Benefit does not commence or is not made until after a Participant's Payment Date, the Plan will pay to such Participant all amounts due and unpaid since the Payment Date in accordance with the form of payment in effect on the Payment Date.

                          ARTICLE V. - DEATH BENEFITS

5.1  Entitlement to Death Benefits.

     (a) Amount and Conditions of Spouse's Death Benefit. Upon the death on or after January 1, 1992 and prior to the Payment Date of any Retirement Benefit, of a Participant who has satisfied the conditions hereinafter described, the Spouse of such Participant shall be entitled to a Death Benefit commencing on the Spouse's Payment Date and in the amount described hereinafter:

          (i) With respect to a Participant who is not an Eligible Employee on his date of death, and whose death occurs after he has attained his Normal Retirement Date or Early Retirement Date, the Death Benefit shall be an amount that the Participant would have been paid had the Participant commenced to receive Retirement Benefits on what would have been the Participant's Payment Date and had he died the next day.

          (ii) In the case of a Participant who is an Eligible Employee on the date of his death and who has accrued not less than five (5) Years of Eligible Service, the Death Benefit shall be an amount equal to fifty percent (50%) of the Participant's Accrued Benefit payable in a Single Life Annuity.

     (b) No Death Benefit. If a Death Benefit is not applicable in accordance with Section 5.1(a), or the Spouse dies before the Payment Date of such Death Benefit, no Death Benefit shall be paid from the Plan.

5.2 Claiming Death Benefits. All Death Benefits will be paid commencing as of the appropriate Payment Date. In the event payment of a Death Benefit does not commence or is not made until after the Payment Date, the Plan will pay to such Spouse all amounts due and unpaid since the Payment Date in accordance with the form of payment automatically in effect on the Payment Date. Notwithstanding the request or election to the contrary, the Plan Administrator shall direct an immediate distribution of a Lump Sum payment (determined pursuant to the appropriate table as defined in the HMPP) if the value of the Death Benefit payable as of the Payment Date does not exceed the applicable limit as defined in the HMPP.

           ARTICLE VI. - FORM AND COMMENCEMENT OF RETIREMENT BENEFITS

6.1 Form and Commencement. As defined in the HMPP, benefits payable under this Plan shall be paid in the Normal Form of Payment beginning on the Participant's Payment Date. However, in the manner described in Section 6.2, any benefit due to a Participant under this Plan may be paid in the form of a Joint and Survivor Annuity or a Lump Sum payment. Each alternate form of payment shall be in the Actuarial Equivalent as defined in the HMPP of a Single Life Annuity.

6.2 Participant Elections. A Participant (or a Participant's spouse should the Participant pre decease the Participant) shall have the right to elect, by delivery of written notice to the Plan Administrator at any time prior to his Payment Date, not to have the Retirement Benefit paid in the Normal Form of Payment. Any election made by a person pursuant to this Section may be revoked by such person by delivering written notice to the Plan Administrator at any time prior to his Payment Date and, once revoked, may be made again at any time by delivering written notice to the Plan Administrator prior to his Payment Date. An election to receive payment of his Retirement Benefit in the form of a Lump Sum shall be subject to the approval of the Plan Administrator in his or her absolute discretion. The Plan Administrator shall only approve a Lump Sum form of payment when the Participant has demonstrated to the Plan Administrator's satisfaction that he is suffering or will soon be suffering a severe economic hardship due to severe and unexpected financial emergencies, as described in Section 6.3, and he has no readily available resources to meet the hardship.

6.3  Hardship. A severe economic hardship shall include:

     (a) unreimbursed medical expenses for the Participant, the Participant's Spouse, or the Participant's dependents;

     (b) unreimbursed expense for the Participant, Participant's Spouse or the Participant's dependents for long-term care, custodial care, or elder care;

     (c)  purchase of a Participant's primary residence;

     (d) mortgage or rent payments to prevent the Participant's eviction from, or foreclosure on, his principal residence;

     (e) unreimbursed educational expense for the Participant or the Participant's dependents;

     (f)  payment of expenses in order to prevent the Participant's bankruptcy;

     (g) in the cases of terminal illness of the Participant, the Spouse or the Participant's Dependents;

     (h) other financial emergencies of an unforeseen nature, that would impose severe hardship on the Participant as determined in a nondiscriminatory manner.

     Hardships for purposes of the Plan would not include purchase of a secondary residence or similar types of real estate, meeting outstanding credit indebtedness, mortgage balloon payments, refinancing, and other similar types of events.

     In order to qualify for a Lump Sum distribution for the above hardships, the Participant must not have any other readily available resources that would meet the Participant's unforeseen, immediate financial need. This would not include the forced selling of property significantly below its true value or incurring a substantial penalty because of an early surrender of a certificate of deposit. If the Participant requests a "hardship" Lump Sum distribution, he will be required to make the request in writing and to submit documentation of the financial need and certification of the unavailability of other resources to meet the need.

     The review and approval of the hardship Lump Sum distribution is made by the Plan Administrator. Should the Participant's request be denied, and he feels that denial is in error, he should appeal his request within sixty
     (60) days of the denial to the Plan Administrator and the Chairperson of the Pension Committee. Any decision made subsequent to the appeal review process will be considered final.

     Subsequent to review and approval, benefits will be paid approximately thirty (30) days later by draft without interest from the Payment Date.

6.4 Facility of Payment. All benefits under the Plan shall be paid to the Participant or Spouse entitled thereto ("Payee") by a check which shall be endorsed personally by the Payee.

6.5 Effect of Return of Benefit Checks. Each person entitled to benefits under this Plan shall furnish the Plan Administrator with the address to which his benefit checks shall be mailed. If any benefit check is mailed by regular United States Mail to the last address appearing on the Plan Administrator's record is returned because the addressee is not found at that address, the mailing of benefit checks shall stop. Thereafter, if the Plan Administrator receives written notice of the proper address of the person entitled to receive such benefit checks and is furnished with evidence satisfactory to the Plan Administrator that such person is living, all amounts then due shall be forwarded to such person.

6.6 Small Pensions. Notwithstanding a Participant's election otherwise or any other provision of this Plan, if the Lump Sum value (determined pursuant to the appropriate Table contained in the HMPP) of a Participant's Retirement Benefit does not exceed the applicable limit prescribed by the HMPP, the Plan Administrator shall make full payment of such Retirement Benefit in a Lump Sum.

                         ARTICLE VII. - PLAN FINANCING

7.1 Funding. All benefits payable under the Plan constitute general corporate obligations of the Employer. The amounts payable under the Plan shall be reflected on the accounting records of the Employer but shall not be construed to create or require the creation of a trust, custodial, or escrow account. No Participant (or Spouse of a Participant) shall have any right, title, or interest whatever in or to any investment reserves, accounts, or funds that an Employer may purchase, establish, or accumulate to aid in providing benefits under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create a trust or fiduciary relationship of any kind between an Employer and a Participant or any other person. Neither a Participant or Spouse of a Participant shall acquire any interest greater than that of an unsecured creditor.

7.2 Employer Contributions. The Employer shall make payments from its general assets to pay benefits under this Plan in such amounts and at such times as the Committee, in accordance with the Plan, shall from time to time direct.

7.3 Benefits Payable Only From Corporate Assets. All benefits provided by this Plan shall be paid solely out of the corporate assets of the Employer.

                         ARTICLE VIII. - ADMINISTRATION

8.1 Pension Committee. The same membership structure, actions, responsibility and authority shall apply to this Plan as described in the HMPP and the MPPP. The decision of the Pension Committee in matters within its jurisdiction shall be final, binding, and conclusive upon the Company and upon each Eligible Employee, Participant, spouse, and every other person or party interested or concerned.

8.2 Plan Administrator. The Plan Administrator shall have the same duties and authority pursuant to this Plan as are described in the HMPP and the MPPP. All affairs of calculation, payment and administration of the SERP are conducted by the Plan Administrator. No benefits will be paid under the terms of this Plan without the authorization of the Plan Administrator. The Plan Administrator shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by the Company with respect to the Plan.

8.3 Liability. The Committee and Plan Administrator shall be free from all liability, joint and several, for their acts as members of such Committee, except to the extent that they may have committed willful misconduct or otherwise required by federal law.

8.4 Claims Procedure. If a Participant believes he is being denied a benefit to which he is entitled under the Plan, the Participant may file a written request for such benefit with the Committee setting forth his claim. Upon receipt of the claim, the Committee shall advise the Participant that a reply will be forthcoming within ninety (90) days and shall deliver such reply within such period, unless Committee extends the reply period for an additional ninety (90) days for reasonable cause. If the claim is denied in whole or in part, the Committee shall so advise the Participant in writing setting forth: (a) the specific reason or reasons for such denial; (b) the specific reference to pertinent provisions of the Plan on which such denial is based; (c) a description of any additional material or information necessary for the Participant to perfect his claim and an explanation why such material or such information is necessary; and (d) appropriate information as to the steps to be taken if the Participant wishes to submit the claim for review. Any request for review must be submitted in writing by the Participant to the Committee in care of the Committee at its principal place of business within sixty (60) days after the receipt by the Participant of the denial of the Participant's claim. The Participant or his duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Committee. If the Participant does not request a review of the Committee's determination within such sixty (60) day period, the Participant shall be barred and estopped from challenging the Committee's determination. Within sixty (60) days after the Committee's receipt of a request for review, it will review its determination. After considering all materials presented by the Participant, the Committee will render a written opinion, written in a manner calculated to be understood by the Participant, setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of the Plan on which the decision is based. If special circumstances require that the sixty (60) day time period be extended, the Committee will so notify the Participant and will render the decision as soon as possible, but no later than one hundred twenty
         (120) days after receipt of the request for review.


                    ARTICLE IX. - AMENDMENT AND TERMINATION

9.1 Amendment or Termination. The Company and Pension Committee intend the Plan to be permanent but reserve the right to amend or terminate the Plan when, in the sole opinion of the Pension Committee, such amendment or termination is advisable. Any such amendment or termination shall be made pursuant to a resolution of the Board of Directors of the Company and shall be effective as of the date of such resolution. No amendment or termination of the Plan shall directly or indirectly deprive any Participant or surviving spouse of all or any portion of any SERP Benefit payment which has commenced prior to the effective date of the resolution amending or terminating the Plan.

         Unless expressly provided for in this Plan, the Pension Committee may only amend, modify, change or revise the Plan by amendment if such amendment could have been adopted under the first paragraph of this Section and it does not cause a change in the level or type of expenses to be made to the Plan or otherwise materially increase the duties and obligation of the Employer with respect to the Plan.

9.2 Change of Control. In the event of a Change of Control of HMEC (the parent company of HMSC), certain protection will apply. Any Participant who is employed by HMSC when a Change of Control occurs, who has signed a severance agreement and who is discharged for reasons other than cause, during a three year period subsequent to the Change of Control, will receive their benefit from the SERP in a lump sum payment equal to their accrued benefit under the SERP, as defined in Article 4, at the time of severance. Should this Plan be terminated and not replaced due to a Change of Control of HMEC, all SERP Participants will receive a lump sum payment as defined in the HMPP of their accrued benefit as of the date of termination of the SERP. All payments will be made in a reasonable period after the triggering event has occurred.

         A Change of Control shall be deemed to have occurred if (i) there shall be consummated (1) any consolidation or merger of HMEC in which HMEC is not the continuing or surviving corporation, or pursuant to which shares of HMEC's common stock would be converted into cash, securities or other property, other than a merger of HMEC in which no Company shareholder's ownership percentage in the surviving corporation immediately after the merger is less than such shareholder's ownership percentage in HMEC immediately prior to such merger by ten percent (10%) or more, or (2) any sale, lease exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all of the assets of HMEC; (ii) the shareholders of HMEC approve any plan or proposal for the liquidation or dissolution of HMEC which is a part of a sale of assets, merger, or reorganization of HMEC or other similar transaction; (iii) any "person" as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is or becomes, directly or indirectly, the "beneficial owner," as defined in Rule l3d-3 under the Exchange Act, of securities of HMEC that represent 51% or more of the combined voting power of HMEC's then outstanding securities; or (iv) a majority of the members of HMEC's Board of Directors are persons who are then serving on the Board of Directors without having been elected by the Board of Directors or having been nominated by HMEC for election by its shareholders.

9.3 Corporate Successors. The Plan shall not be automatically terminated by a transfer or sale of assets of the Company or by the merger or consolidation of the Company into or with any other corporation or other entity, but the Plan shall be continued after such sale, merger or consolidation only if and to the extent that the transferee, purchaser or successor entity agrees to continue the Plan. In the event the Plan is not continued by the transferee, purchaser or successor entity, then the Plan shall terminate subject to the provisions of paragraphs 9.1 and 9.2.


                     ARTICLE X. - MISCELLANEOUS PROVISIONS

10.1 Maximum Pensions. The provisions of Section 14.11 of the HMPP (or successor provisions thereof) which impose the Code Section 415 limits on benefit accruals and all related definitions in the HMPP are incorporated herein by reference, made a part hereof, and made applicable to limit a Participant's Retirement Benefit or his Spouse's Death Benefit hereunder.

10.2 Nonalienation of Benefits. No benefit payable at any time under this Plan shall be subject to any manner to alienation, sale, transfer, assignment, pledge, attachment, or other legal processes, or encumbrance of any kind. Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such benefits, whether currently or thereafter payable, shall be void. No benefit, nor any fund which may be established for the payment of such benefits, shall, in any manner, be liable for or subject to the debts or liabilities of any person entitled to such benefits. If any person shall attempt to, or shall, alienate, sell, transfer, assign, pledge or otherwise encumber his benefits under this Plan, or if by reason of his bankruptcy or other event happening at any time, such benefits would devolve upon any other person or would not be enjoyed by the person entitled thereto under the Plan, then the Committee, in its discretion, may terminate the interest in any such benefits of the person entitled thereto under the Plan and hold or apply them to or for the benefit of such person entitled thereto under the Plan in such manner as the Committee may deem proper.

10.3 No Contract of Employment. Nothing contained in this Plan shall be construed as a contract of employment between any Employer and any person or as creating a right of any person to be continued in the employment of any Employer.

10.4 Termination of Employment. When a person incurs a Termination of Employment his right to benefits from this Plan shall be determined only by the terms of this Plan.

10.5 No Duplication of Benefits. No benefits shall be paid to any person under more than one provision of this Plan for the same period of time.

10.6 Limitations on Liability and Indemnification. Notwithstanding any of the preceding provisions of the Plan, neither the Company, Plan Administrator, nor any individual acting as an employee or agent of the Company or as a member of the Pension Committee shall be liable to any Participant, former Participant, surviving spouse or any other person for any claim, loss, liability or expense incurred in connection with the Plan.

      Further, the Company shall indemnify and hold harmless each member of the Board of Directors, each member of the Pension Committee, the Plan Administrator, and each officer and employee of the Company to whom are delegated duties, responsibilities and authority with respect to the Plan against all claims, liabilities, fines and penalties, and all expenses reasonably incurred by or imposed upon him (including but not limited to reasonable attorney fees) which are not the result of intentional acts knowingly in violation of the Plan or the law.

10.7 Tax Implications. The SERP is not a qualified pension plan, but a deferred compensation plan. It is not eligible for a tax free rollover at the time of distribution and may also be subject to taxation on benefit accruals during a Participant's employment. The Company will cause taxes (including, but not limited to, employment taxes or federal or state income taxes) to be withheld from amounts paid hereunder as required by law. A Participant should seek the advice of a tax consultant or financial advisor regarding his personal tax situation.

10.8 Reduction for Overpayment. The Committee shall, whenever it determines that a person has received benefit payments under this Plan in excess of the amount to which the person is entitled under the terms of the Plan, make two reasonable attempts to collect such overpayment from the person. If the person to whom such overpayments were made does not, within a reasonable time, make the requested repayment to the Plan Administrator, the overpayment shall be considered as an advance payment of benefits and the Committee shall direct the Plan Administrator to reduce all future benefits payable to that person by the actuarial equivalent value of the overpayment. The Actuarial Equivalency is defined in the same manner as the HMPP.

10.9 No Trust Relationship. Nothing contained herein and no actions taken pursuant to the Plan shall create or be construed to create a trust of any kind or a fiduciary relationship between the Company and any Participant. The Company shall not be considered a trustee by reason of any provision of this Plan.

10.10 Gender and Number. Except when the context indicates to the contrary when used herein, masculine terms shall be deemed to include the feminine, and singular the plural.

10.11 Invalidity of Certain Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof and the Plan shall be construed and enforced as if such provisions, to the extent invalid or unenforceable, had not been included.

10.12 Headings. The headings of articles are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

10.13 Law Governing. The Plan shall be construed and enforced according to the laws of the State of Illinois (other than its laws respecting choice of law).


      Executed effective as of March 31, 2002.

                                          HORACE MANN SERVICE CORPORATION



                                          By:        /s/ Kathryn E. Karr
                                             -----------------------------------
                                                     Plan Administrator